Exhibit 99.1

ChineseInvestors.com, Inc. Appoints Keevin Gillespie as the President of its Wholly Owned Subsidiary, ChineseHempOil.com, Inc.

SAN GABRIEL, CA (August 7, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces that it has appointed Keevin Gillespie President of its wholly owned subsidiary, ChineseHempOil.com, Inc., effective immediately. Mr. Gillespie will report directly to CIIX CEO, Warren Wang, and will be responsible for overseeing new business development, marketing and company operations throughout the North American market. Mr. Gillespie’s initial focus will be on promotion and branding of the Company’s newly launched non-industrial hemp health product line, “OptHemp,”which will be marketed through multiple sales channels, including online sales, retail sales, and third party distribution relationships with other health product retailers such as acupuncturists, spas, chiropractic centers, etc. Mr. Gillespie is also spearheading the Company’s network marketing division which is in early stage development.

“I'm honored to serve as the President of ChineseHempOil.com, Inc.,” says Mr. Gillespie. “As potential health benefits of hemp continue to be revealed through scientific research and development, I believe the Chinese community will embrace this rediscovered ancient remedy. I look forward to creating brand awareness and exposure for the Company’s “OptHemp” product line, developing the Company’s network marketing division and generating significant new revenue streams for the Company in the coming year.”

Through Mr. Wang’s continued leadership as CEO of CIIX, Mr. Gillespie’s leadership as the President of ChineseHempOil.com, Inc., and Summer Yun’s leadership as the recently appointed CEO of CBD Biotechnology Co., Ltd, the Company hopes to ensure that its core financial services/media division and its newly developed direct to consumer division achieve their individual growth objectives set out for the coming year. Chinesefn.com will continue to focus on the development of its live video platform focusing on analysis of US stock markets, while ChineseHempOil.com and CBD Biotechnology Co. Ltd. will focus on direct to consumer sales of non-industrial hemp health and cosmetic products and other health related products in the US and China.

“We are excited to name Keevin Gillespie as the President of ChineseHempOil.com, Inc.,” says Wang. “I have known Mr. Gillespie for over 20 years. Early on, he worked as Vice President of sales for the Company and was integral in helping to build CIIX into what it is today. I’ve known Mr. Gillespie to demonstrate remarkable influence and motivation in his management style, which is why I hand picked him for this leadership position with ChineseHempOil.com, Inc. Mr. Gillespie is also strong recruiter with extensive sales management experience, and an aptitude for business development. Most importantly, Mr. Gillespie is passionate about our “OptHemp” product line and about the development of a network marketing division. I am confident in his ability to oversee the operations of ChineseHempOil.com. With the appointment of Mr. Yun and Mr. Gillespie, I can dedicate my attention to the Company’s core financial services/media business. Our US stocks live video platform will continue to deliver real-time market commentary, investing highlights, stock analysis and trading callouts to our paid subscribers. In addition, we will continue to develop and improve live video platform to attract more analysts and to include more trading varieties, including options, futures and forex.”

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:

Alan Klitenic
+1.214.636.2548

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